Exhibit (a)(1)(F)

NOTICE OF GUARANTEED DELIVERY

WITH RESPECT TO

EQUITY LIFESTYLE PROPERTIES, INC.
OFFER TO ACQUIRE
EACH OUTSTANDING SHARE OF
8.034% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK
FOR
ONE DEPOSITARY SHARE REPRESENTING 1/100th OF A SHARE OF
NEWLY CREATED
6.75% SERIES C CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK, PLUS
CASH IN AN AMOUNT EQUAL TO THE AMOUNT OF ALL UNPAID DIVIDENDS ACCRUED ON
SUCH SERIES A SHARE THROUGH AND INCLUDING THE EXPIRATION DATE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 7, 2012

THE COMPANY MAY EXTEND THE OFFER PERIOD AND WITHDRAWAL PERIOD AT ANY TIME.

          This form, or a substantially equivalent form, must be used to accept the offer (the “Offer”) by Equity LifeStyle Properties, Inc., a Maryland corporation (the “Company”), to acquire all 8,000,000 outstanding shares of the Company’s 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, $.01 Par Value Per Share (the “Series A Shares”), pursuant to the terms and subject to the conditions described in the offer to exchange, dated August 9, 2012 (the “Offer to Exchange”), if the certificates for the Series A Shares or any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the Expiration Date or if the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand, by facsimile transmission, or mail to the Depositary. See “The Offer—Procedure for Tendering” of the Offer to Exchange. Capitalized terms used but not defined herein have the meanings ascribed to them in the Offer to Exchange or the Letter of Transmittal.

The Depositary for the Offer is:

If delivering by mail, hand, express mail, courier,
or other expedited service:
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

For facsimile delivery: (718) 234-5001

For assistance call: (877) 248-6417 or (718) 921 8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION HEREOF VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Do not send certificates evidencing Series A Shares with this form. Actual surrender of Series A Shares must be made pursuant to, and be accompanied by, a properly completed and validly executed Letter of Transmittal and any other required documents.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Exchange and the related Letter of Transmittal, receipt of which is hereby acknowledged, the Series A Shares, pursuant to the guaranteed delivery procedure set forth in the Offer to Exchange under “The Offer—Procedure for Tendering.” By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder set forth in the Letter of Transmittal.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, successors, assigns, trustees in bankruptcy or other legal representative of the undersigned.

Series A Shares covered by this Notice of Guaranteed Delivery:

Certificate Numbers (if available)

Name(s) (Please Print)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number	Address(es) (Include Zip Code)

Area Code and Telephone Number

This Notice of Guaranteed Delivery must be signed by the Holder(s) of the Series A Shares being tendered exactly as his, her, its or their name(s) appear(s) on certificate(s) for such Series A Shares or, if tendered by a participant of The Depositary Trust Company, exactly as such participant’s name appears on a security position listing as the owner of the Series A Shares or by person(s) authorized to become Holder(s) by endorsements on certificates for such Series A Shares or by stock powers transmitted with this Notice of Guaranteed Delivery. Endorsements on Series A Shares and signatures on stock powers by Holders(s) not executing this Notice of Guaranteed Delivery must be guaranteed by an Eligible Institution. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company and the Depositary of such person’s authority to so act.

Signature(s) of Holders

Dated

Name(s)

Capacity (full title)

Address

Area Code and Telephone No.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program or an “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad−15 under the Securities Exchange Act of 1934, as amended), hereby guarantees that, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), the Series A Shares, in proper form for transfer, or a book-entry confirmation of transfer of such shares of Series A Shares into the Depositary’s account at The Depository Trust Company, including the Agent’s Message instead of a Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the Letter of Transmittal, will be deposited by the undersigned with the Depositary.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND THE SHARES OF SERIES A SHARES TENDERED HEREBY, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE INSTEAD OF A LETTER OF TRANSMITTAL, TO THE DEPOSITARY WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated: ______________, 2012.